LOAN AND SECURITY AGREEMENT

(dated as of October 8, 2012)

between

UTICA LEASECO, LLC

and

M LINE HOLDINGS, INC.,

E M TOOL, INC., D/B/A ELITE MACHINE TOOL CO.

and

ERAN ENGINEERING, INC.

LOAN AND SECURITY AGREEMENT

TO: UTICA LEASECO, LLC

Gentlemen:

This Loan and Security Agreement ("Loan Agreement"), effective as of the date accepted by you, sets forth the terms and conditions upon which you will make loans and advances and extend other financial accommodations to the undersigned (whether one or more in number, referred to herein as "we," "us" or "our" and which, if two or more in number, shall be jointly and severally bound):

1. DEFINITIONS. As used herein:

(A) "**Advances**" means loans to us under this Loan Agreement and for which our obligation to repay is evidenced by the Credit Note.

(B) "**Collateral**" means the machinery and equipment and other personal property listed on the attached Exhibit "A" (sometimes hereinafter individually and collectively referred to as "**Equipment**") and all proceeds (including proceeds of any insurance policies) and accessions to the Equipment.

(C) "**Default**" shall have the meaning set forth in Section 10 of this Loan Agreement.

(D) "**Indebtedness**" means all of our present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred acquired, owing or arising, whether under written agreement or operation of law, and includes, without limiting the foregoing (i) Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance, or security interest upon property owned by us, even though we have not assumed or become liable therefor, and (iii) obligations and liabilities created or arising under any lease (including capitalized leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by us, even though the rights and remedies of the lessor, seller or lender are limited to repossession.

(E) "**Loan Amount**" means Five Hundred Twenty Thousand One Hundred Fifty and No/100 ($520,150.00) Dollars.

(F) "**Loan**" means the Credit Loan.

(G) "**Note**" means the Credit Loan Note.

(H) "**Obligations**" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and Indebtedness owing by us to you, whether evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by you in our debts owing to others), absolute or contingent, due or to become due, including,

without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to us hereunder or under any other agreement with you.

(I) "**Obligor**" means us or any guarantor of the Obligations, individually or collectively.

(J) "**Person**" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

(K) **"6 Month Libor interest rate"** means with respect to the Loan, the rate of interest determined by you at which deposits in United States dollars are offered for a 6 month period as of the last day of May (for adjusted payments effective after June 30) and the last day of November (for adjusted payments effective after December 31) as determined from the Wall Street Journal website www.wsjprimerate.us/libor/index.html, or its equivalent.

(L) Any accounting terms used in this Loan Agreement, unless otherwise indicated, shall have the meanings customarily given to them in accordance with generally accepted accounting principles.

(M) All other terms contained in this Loan Agreement, unless otherwise indicated, shall have the meanings provided by the Uniform Commercial Code of the State of Michigan ("**Code**") to the extent the same are defined therein.

2. CREDIT LOAN.

(A) **Credit Loan; Loan Advances**. You will establish a credit loan facility (the "Credit Loan" [or the "Loan"]) in the amount up to Loan Amount.

(B) **Credit Loan Note**. Our obligation to repay Advances under the Credit Loan shall be evidenced by a Credit Loan Note (the "Note") executed by us, in form satisfactory to you executed simultaneously herewith, the terms of which are incorporated herein by this reference.

(C) **Principal and Interest Payments**. We shall pay you interest on the outstanding balance of the Note(s) in an amount equal to the greater of: (i) three and three-tenths (3.3%) percent or (ii) the 6 Month LIBOR interest rate; plus ten and one-half (10.5%) percent (the "Interest Rate"). Interest shall be computed on the aggregate principal balance outstanding from time to time on the basis of a three hundred sixty (360) day year, but shall be charged for the actual number of days within the period for which interest is being charged. The Interest Rate shall be adjusted based upon movements in the 6 Month LIBOR interest rate. Interest on the outstanding principal balance of the Note(s) shall be payable on the last day of each month commencing November 8, 2012. In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in the final determination, deem applicable hereto. In the event that a court determines that you have received interest or other charges hereunder in excess of the highest rate applicable hereto, you shall promptly, in your sole discretion, either apply such amount to the Obligations or refund such amount to us and the provisions herein shall be deemed

amended to provide for such permissible rate. We shall also pay you the principal of the note in forty-eight (48) equal consecutive monthly installments commencing on November 8, 2012 pursuant to the terms of the Note. Attached as Exhibit "B" is a schedule that illustrates the principal and interest payments under the Note if there is no change in the 6 Month LIBOR interest rate and no default by us during the Term of the Note.

We agree to execute whatever documents are required to provide that our monthly Note payments under this Loan Agreement be funded by our accounts receivable lender through a direct deposit into your account. In the event we do not have such lender, then we shall execute whatever documents are required by you, your bank or our bank to have our monthly Note payments under this Loan Agreement be funded by a direct deposit from our account to your account. We shall, during the term of this Loan Agreement, maintain this direct electronic payment authority.

(D) **Security Deposit.** At Closing, we shall deliver to you the sum of Ten Thousand Eight Hundred Thirty-Six and 46/100 ($10,836.46) Dollars (the "Security Deposit"). The Security Deposit shall not bear interest and you are not required to segregate these funds in a separate account. Upon payment in full of the Note and all other obligations of us under the Loan Documents, the Security Deposit shall be returned to us and/or applied against the Deferred Interest.

(E) **Deferred Interest**. We shall pay to you additional interest ("Deferred Interest"), upon payment of all obligations of the Loan: (i) if at any time during the first twelve (12) months of the term of the Loan, Deferred Interest equal to Thirty One Thousand Two Hundred Nine and No/100 ($31,209.00) Dollars; (ii) if at any time from the thirteenth (13th) month of the term of the Loan through the twenty-fourth (24th) month of the term of the Loan, Deferred Interest equal to Forty One Thousand Six Hundred Twelve and No/100 ($41,612.00) Dollars; and (iii) if at any time after the (24th) month of the term of Loan, Deferred Interest of Fifty Two Thousand Fifteen and No/100 ($52,015.00) Dollars. The Deferred Interest shall apply to all partial releases of Collateral. Any partial release of Collateral shall be approved in advance by you in writing and shall be subject to an Administrative Charge to be determined by you to cover your time and expenses incurred in connection with a partial release of Collateral, including, but not limited to, reasonable attorney fees and costs.

(F) **Annual Re-Inspection Fee**. We shall pay to you an Annual Re-Inspection Fee in the amount of Three Thousand and No/100 ($3,000.00) Dollars plus your out of pocket travel expenses. This fee and reimbursement of your travel expenses will be paid within one (1) year from the Date of Closing and every year thereafter as long as the Loan remains in effect, whether the re-inspection of the Collateral is performed or not.

(G) **Late Charges, Returned Checks and Default Interest.** We expressly assume all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect our assumption of these risks. We shall pay to you a late charge of five percent (5%) of any monthly payment not received by you within five (5) calendar days after said payment is due, which late charge shall be payable on the next monthly payment date or on demand. Upon the Maturity Date or upon the occurrence of any Default specified in this Loan Agreement, you, without prior notice to us, may declare the entire unpaid principal balance of the Credit Loan Note and all accrued interest, together with all other Indebtedness of us to

you, to be immediately due and payable. Upon the occurrence of any Default specified in this Loan Agreement and while such Default is continuing, the unpaid principal balance of the Credit Loan Note shall bear interest by substituting thirteen and one-half (13.5%) percent for the ten and one-half (10.5%) percent number in the calculation of the Interest Rate. We agree to pay all of your reasonable costs incurred in the collection of the Credit Loan Note as provided herein, including but not limited to reasonable attorney fees. In addition, we will pay you a Thirty Five and No/100 ($35.00) Dollar charge for any checks returned due to insufficient funds.

(H) **Term**. The Term of this Loan Agreement and of the Loan shall be forty-eight (48) months from and after the 8th day of October, 2012 (the "Maturity Date").

3. COLLATERAL.

(A) **Grant of Security Interest**. As security for the Obligations, we hereby grant you a continuing first security interest in and lien upon, and a right of setoff against and we hereby pledge and assign to you, all of the Collateral.

(B) **Perfection and Protection of Security Interest**. We shall, at our expense, perform all reasonable steps requested by you at any time to perfect, maintain, protect, and enforce your security interest in the Collateral, including, without limitation, executing and filing financing, continuation statements and amendments thereof, and searches to confirm the priority of your security interests, in form and substance satisfactory to you, placing notations on our books of account to disclose your security interest therein, and taking such other steps as are deemed necessary by you to maintain your control of and security interest in the Collateral. You may file, without our signature, one or more financing statements disclosing your security interest under this Loan Agreement. We agree that a carbon, photographic, photostatic, or other reproduction of this Loan Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of our agents or processors, we shall notify such person of your security interest in such Collateral and, upon your request, instruct them to hold all such Collateral for your account subject to your instructions. From time to time, we shall, upon your request, execute and deliver confirmatory written instruments pledging to you the Collateral, but our failure to do so shall not affect or limit your security interest or other rights in and to the Collateral. Until all Obligations have been fully satisfied, your security interest in the Collateral shall continue in full force and effect.

(C) **Attorney-in-Fact**. We hereby appoint you and any designee of yours as our attorney-in-fact and authorize you or such designee, at our sole expense, to exercise at any times in your or such designee's reasonable discretion the power, which power of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in your name or our name, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, and (b) to execute in our name and file against us in your favor financing statements or amendments with respect to the Collateral.

4. INSURANCE. We shall at all times insure the Collateral in your name and in the name of Comerica Bank, N.A. against loss or damage by fire, theft, burglary, pilferage, loss in transit

and such other hazards as you shall specify in amounts, under policies and by insurers acceptable to you. Each policy shall include a provision for thirty (30) days prior written notice to you of any cancellation or substantial modification and shall show you as secured party, loss payee and additional insured in a manner acceptable to you. We shall execute and deliver to you simultaneously herewith and at any other time hereafter such assignments of policies of insurance, as you shall reasonably require. All premiums shall be paid by us and the policies shall be delivered to you. If we fail to do so, you may (but shall not be required to) procure such insurance at our expense and we shall reimburse you upon demand by you.

5. OTHER LIENS. We represent and warrant that all Collateral is and will continue to be owned by us free and clear of all liens, claims and encumbrances whatsoever, whether prior or subordinate to the liens we have granted you; and that we will not, without your prior written approval, which may be withheld in your sole discretion, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral. Any request to sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral shall be subject to an Administrative Charge to be determined by you to cover your time and expenses incurred in connection with such request, including, but not limited to, reasonable attorney fees and costs.

6. GENERAL WARRANTIES AND REPRESENTATIONS. We warrant and represent that:

(A) We are duly organized and existing in good standing under the laws of the State of Nevada, are qualified to do business and are in good standing in all states in which qualification and good standing are necessary in order for us to conduct our business and own our property and have all requisite power and authority to conduct our business, to own our property and to execute, deliver and perform all of our Obligations;

(B) The execution, delivery and performance by us of this Loan Agreement will not constitute a violation of any applicable law or of our Articles of Incorporation, Bylaws or any agreement, or document to which we are a party or bound;

(C) We possess adequate assets for the conduct of our business;

(D) We have capital sufficient to conduct our business, are solvent and able to pay our debts as they mature and own property having a fair value greater than the amount required to pay our debts;

(E) Except for trade payables arising in the ordinary course of our business and except as heretofore disclosed to you in writing, we have no pending or threatened litigation, actions or proceedings which would materially and adversely affect our business assets, operations or condition, financial or otherwise, or the Collateral;

(F) We have good, indefeasible, and merchantable title to the Collateral, and there is no lien or encumbrance thereon other than the security interest granted to you;

(G) We are not a party to any contract, or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting our business, assets, operations or condition, financial or otherwise, and are not subject to any labor dispute;

(H) We are not in violation of any applicable statute, regulation or ordinance, in any respect materially and adversely affecting the Collateral or our business, assets, operations or condition, financial or otherwise;

(I) We are not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which we are a party or bound;

(J) The financial statements delivered to you fairly present our financial condition and results of operations and those of such other Persons described therein as of the date thereof; and there has been no material and adverse change in such financial condition or operations since the date of the statements;

(K) We have filed all tax returns and other reports we are required by law to file and have paid all taxes and similar charges that are due and payable, including but not limited to personal property taxes;

(L) We have not received any notice alleging and are not aware of any facts indicating noncompliance with any State or Federal law governing the use, generation, storage or release of any hazardous waste or substance; and

(M) All Collateral which is tangible personal property is kept only at 2672 Dow Avenue, Tustin, California 92780 and 3840 East Eagle Drive, Anaheim, California 92807.

7. CONDITIONS TO OBLIGATIONS OF LENDER.

(A) **Conditions for Closing**. Your obligation to close the Loan hereunder is subject to receipt by you of the following documents, fully executed, and completion of the following matters, all in form and substance satisfactory to you:

(i) **Certification of Good Standing**. Certificates of recent date of the appropriate authority or official of each state in which we are legally qualified to do business, each certifying as to our good standing;

(ii) **Company Authorizations**. All authorizing resolutions and evidence of other company action taken by us to authorize the execution, delivery and performance by us of this Loan Agreement and all documents and instruments executed in connection therewith (the "Loan Documents"), and the consummation by us of the transactions contemplated hereby, certified as true and correct as of the date hereof by us by a duly authorized officer;

(iii) **Note**. The Credit Loan Note duly executed by us;

(iv) **Security Documents**. This Loan Agreement duly executed on our behalf granting to you, as collateral security for the Obligations, the Collateral intended to be provided pursuant to Section 3, together with the following in fully executed form:

a. **Recording, Filing, Etc**. Evidence of the recordation, filing and other action (including payment of any applicable taxes or fees) in such

jurisdictions as you may deem reasonably necessary or appropriate with respect to any security interest, including the filing of financing statements and similar documents which you may deem reasonably necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to you thereunder, together with Uniform Commercial Code record searches in such offices as you may reasonably request; and

b. **Casualty and Other Insurance**. Evidence that the casualty and other insurance required pursuant to Section 4 of this Loan Agreement is in full force and effect and assignments of policies of insurance as you shall require;

(v) **Closing Fee**. At Closing, we shall pay (a) to you a closing fee of Nine Thousand One Hundred Two and 63/100 ($9,102.63) Dollars and (b) to Clive Funding, Inc., a closing fee of Fourteen Thousand Three Hundred Four and 13/100 ($14,304.13) Dollars. In the event your legal fees and costs exceed Three Thousand Five Hundred and No/100 ($3,500.00) Dollars, we shall pay to you at Closing the amount of such excess in addition to the Closing Fee and out of pocket expenses.

(vi) **Application Fee and Commitment Fee**. The Application Fee and Commitment Fee previously paid by us shall be deemed fully earned upon execution of this Loan Agreement; and

(vii) **Other Matters**. Such other documents and completion of such other matters, as you may reasonably request.

(B) **Post-Closing Conditions**. After the date hereof, we agree to provide you with the following:

(i) **UCC Searches**. Uniform Commercial Code searches in all jurisdictions in which you have filed UCC Financing Statements or in which we conduct business;

(ii) **Evidence of Use of Loan Proceeds**. All documents you reasonably require to evidence the use by us of the proceeds of the Loan;

8. AFFIRMATIVE COVENANTS. We covenant that, so long as any Obligations remain outstanding and this Loan Agreement is in effect, we shall:

(A) Promptly file all tax returns and other reports which we are required to file and promptly pay all taxes, assessments and other charges, including but not limited to personal property taxes;

(B) Promptly notify you in writing of any litigation affecting us, whether or not the claim is covered by insurance, and of any suit or administrative proceeding which may materially and adversely affect the Collateral or our business, assets, operations or condition, financial or otherwise;

(C) Give you thirty (30) days' prior written notice of our opening or closing any place of business;

(D) Maintain our corporate existence and our qualification and good standing in all states necessary to conduct our business and own our property and maintain adequate assets to conduct our business;

(E) Promptly notify you in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to us which may materially and adversely affect the Collateral or our business, assets, operations or condition, financial or otherwise;

(F) Notify you in writing within ten (10) business days of our default under any note, indenture, loan agreement, mortgage, lease, or other agreement to which we are a party or bound;

(G) Execute and deliver to you, upon request, such documents and agreements as you may, from time to time, reasonably request to carry out the terms and conditions of this Loan Agreement;

(H) Promptly, and in any event within ten (10) days of the receipt thereof, deliver any communication from a governmental entity concerning any violation, on our part regarding the use, generation, storage or release of a hazardous waste or substance. We agree to indemnify and hold you harmless from any and all loss, damage, cost, liability or expense (including reasonable attorney fees) arising out of our use, generation, storage or release of any hazardous waste or substance;

(I) Promptly, and in any event within ten (10) days of the receipt thereof, deliver to you a copy of any communication from the Federal Department of Labor concerning any alleged act or omission on our part in connection with the payment of minimum and/or overtime wages to an employee;

(J) Promptly, and in any event within ten (10) days of the receipt thereof, deliver to you a copy of any communication concerning any violation of a state or Federal law which could result in the forfeiture of the Collateral; and

(K) Maintain the liens and security interests granted to you as first, prior and only liens upon the Collateral.

9. NEGATIVE COVENANTS. Without your prior written consent, we covenant that, so long as any Obligations remain outstanding and this Loan Agreement is in effect, we shall not:

(A) Redeem, retire, purchase or acquire, directly or indirectly any of our membership interests or make any material change in our capital structure or in our business or operations which might adversely affect the repayment of the Obligations;

(B) Enter into any transaction which materially and adversely affects the Collateral or our ability to repay the Obligations, including any secondary liens thereon;

(C) Become liable for the indebtedness of any Person, except by endorsement of instruments for deposit;

(D) Remove the Collateral which is tangible personal property from the location we have advised you of; or

(E) Use any other corporate or fictitious name.

10. DEFAULT. Any one or more of the following events shall constitute a default ("Default") under this Loan Agreement: (a) we shall fail to make any payment to you within a period of ten (10) days after such payment shall become due and payable; (b) we shall fail to cure a "notice of cancellation of insurance" within seven (7) days after written note notice from you to us; (c) the non-performance by us of any Obligations to you, other than (i) the failure to make any payment to you or (ii) the failure to cure a "notice of cancellation", and such non-performance is not cured within a period of fifteen (15) days after written notice from you to us; or (d) Obligor shall (i) make an assignment for the benefit of creditors, (ii) attempt to enter into a composition of debts, or (iii) make any misrepresentation to you or fail to observe or perform any covenants or conditions in connection with this Loan Agreement or any other instrument related to the Loan hereto, subject to the notice and cure period set forth in subsection (c) of this Section 10, or (e) there shall be filed by or against any Obligor a petition in bankruptcy for liquidation or for reorganization, or a custodian, receiver or agent is appointed or authorized to take charge of its properties, or any Obligor authorizes any such action, or (f) we shall breach or fail to or perform any of our obligations under any occupancy agreement for any location where the Collateral is located and such default is not cured within ten (10) days of notice to us of the existence of such default, or (g) any guaranty of the Obligations shall be terminated or revoked.

11. YOUR RIGHTS AND REMEDIES. If a Default has occurred under this Loan Agreement and is continuing:

(A) You may, at your election, without notice and without demand, do any one or more of the following: (a) declare our Obligations, whether evidenced by a Note or otherwise, to be immediately due and payable; (b) exercise any and all of the rights accruing to a secured party under the Code and any other applicable law; (c) take possession of the Collateral and keep it on our premises, at no cost to you, or remove any part of it to such other place(s) as you may desire or we shall, upon your demand, at our cost, assemble the Collateral and make it available to you at a place reasonably convenient to you; (d) if the Collateral is not voluntarily delivered to you by us you may seek the appointment of a receiver or trustee under the laws of any court having jurisdiction for such appointment (to which appointment we consent to in advance and waive any rights to object to or oppose).

(B) You may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as you deem advisable, at your discretion, and may, if you deem it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale of such postponed or adjourned sale without giving a new notice of sale. We agree that you have no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to us at our address set

forth below at least seven (7) days before sale or other disposition. The proceeds of sale shall be applied first to all expenses of sale, including reasonable attorneys' fees, and second to (in whatever order you elect) all Obligations.

(C) WE HEREBY WAIVE ALL RIGHTS TO NOTICE AND HEARING PRIOR TO THE EXERCISE BY YOU OF YOUR RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT NOTICE OR HEARING AND ALL RIGHTS OF SET-OFF AND COUNTERCLAIM AGAINST YOU.

12. WAIVER; AMENDMENTS; SUCCESSORS AND ASSIGNS. Your failure to exercise any right, remedy or option under this Loan Agreement or any Rider or other agreement between you and us or delay by you in exercising the same will not operate as a waiver. No waiver by you will be effective unless in writing and then only to the extent stated. No waiver by you shall affect your right to require strict performance of this Loan Agreement. Your rights and remedies will be cumulative and not exclusive. This Loan Agreement cannot be changed or terminated orally. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind your and our respective representatives, successors and assigns.

13. BANKRUPTCY PROVISIONS. In consideration of your agreements hereunder and under the Loan Documents, we agree that, in the event any one or more of us (as a "Debtor" or "Debtors") file for relief under Title 11 of the United States Code ("Bankruptcy Code") or is otherwise subject to an order for relief under the Bankruptcy Code, that as to each Debtor:

(A) **Relief From Stay**. You shall be entitled to relief from the automatic stay imposed by Bankruptcy Code Section 362 on or against the exercise of any and all rights and remedies available to you under this Loan Agreement, the Loan Documents or applicable law, if Debtor fails to file a Plan of Reorganization within 120 days or fails to obtain confirmation of a Plan of Reorganization within 180 days, after entry of the order for relief. We specifically acknowledge that "cause" exists for such relief within the meaning of Section 362(d) of the Bankruptcy Code.

(B) **Surcharge Waiver**. Debtor and/or any other representative of Debtor's bankruptcy estate waives any right to seek a surcharge of your collateral under 11 U.S.C. § 506(c) or any other provision of applicable law.

(C) **Other Waivers**. Debtor waives any right to seek an order under 11 U.S.C. §§ 363, 364, 1129 or any other provision of the Bankruptcy Code, imposing liens or security interests of senior or equal priority with your liens and security interests in the Collateral.

(D) **Other Actions Not Prohibited**. Nothing contained in this Section 13 shall be deemed to limit or restrict your rights to seek in the bankruptcy court any relief that you may deem appropriate in the event of a bankruptcy commenced by or against Debtor, and in particular, you shall be free to seek the dismissal or conversion of any case filed by Debtor, the appointment of a trustee or examiner, and relief from the automatic stay.

14. MISCELLANEOUS.

(A) If any provision of this Loan Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Loan Agreement.

(B) This Loan Agreement shall be interpreted in accordance with the Governing Law of the state of Michigan.

(C) All of our representations and warranties contained in this Loan Agreement shall survive the execution, delivery and acceptance thereof by the parties.

(D) No termination of this Loan Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, warranties, representations or liabilities of the parties hereto and all shall survive such termination.

(E) Each Obligation may, in your discretion, be evidenced by notes or other instruments issued or made by us to you.

(F) All Obligations shall constitute one loan secured by the Collateral. You may, in your sole discretion: (i) exchange, enforce, waive or release any of the Collateral or (ii) apply Collateral and direct the order or manner without affecting your right to take any other action with respect to any other Collateral.

(G) To the extent that we make a payment or you receive any payment or proceeds of the Collateral for our benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by you.

(H) We shall reimburse you for all expenses incurred or to be incurred by you in connection with (a) any court or bankruptcy proceeding relating to the Loan Agreement or any claim or action by any Person against you which would not have been asserted were it not for your relationship with us hereunder or otherwise; (b) actions taken with respect to the Collateral and your security interest or lien therein; and (c) enforcement of any of your rights and remedies with respect to the Obligations or Collateral. The foregoing expenses shall include, without limitation: (i) reasonable fees, costs and expenses of your attorneys and paralegals; (ii) interest on the foregoing at the highest applicable interest rate provided under this Loan Agreement, which shall be part of the Obligations, payable on demand and secured by the Collateral. In recognition of your right to have all your expenses incurred or to be incurred in connection with this Loan Agreement and the fees due you secured by the Collateral, you shall not be required to record any discharge of your lien or termination of your security interest unless and until we deliver to you a general release acceptable to you.

(I) We agree to give you written notice of any action or omission by you or your agents in connection with this Loan Agreement that may be actionable against you or that may be a defense to payment of the Obligations for any reasons. We further agree that unless

such a notice specifically describing the action or omission is given by us within thirty (30) days after we have knowledge or with the exercise of reasonable diligence should have had knowledge of the occurrence of said action or omission we shall not assert, and we shall be deemed to have waived, any claim or defense arising therefrom.

(J) All notices required or permitted to be given under this Agreement shall be in writing and delivered personally, by e-mail, by overnight air courier service, or by U.S. certified or registered mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below or at the e-mail address below; and the same shall be effective upon receipt if delivered personally or if sent by e-mail, one business day after depositing with an overnight air courier, or two business days after depositing in the U.S.

<u>If to you</u>:	David K. Levy, President Utica Leaseco, LLC 44225 Utica Road Utica, Michigan 48317
<u>If to us</u>:	M LINE HOLDINGS, INC. 2672 Dow Avenue Tustin, California 92780 Attn: Anthony Anish
	E M TOOL, INC., D/B/A ELITE MACHINE TOOL CO. 2672 Dow Avenue Tustin, California 92780 Attn: Anthony Anish
	ERAN ENGINEERING, INC. 2672 Dow Avenue Tustin, California 92780 Attn: Anthony Anish

For purposes of notices hereunder, the e-mail addresses of the parties is as follows: You: david.levy@uticaleaseco.com; Us: plushmovement1@yahoo.com or to such other address as each party may designate for itself by like notice.

(K) We represent and warrant to you that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and we agree to indemnify and hold you harmless against any and all such claims.

(L) The section titles contained in this Loan Agreement are without substantive meaning and are not part of the Loan Agreement.

(M) We hereby release and exculpate you, your officers, employees and designee, from any liability arising from any acts under this Loan Agreement or in furtherance

thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct. In no event will you have any liability to us for lost profits or other special or consequential damages.

(N) You may, at your option, cure any default by us under any agreement with a third party or pay or bond on appeal any judgment entered against us, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in your sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Such amounts to be repayable by us on demand. You shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of ours.

(O) All representations and warranties by us contained in this Loan Agreement or any of the other agreements contemplated herein shall survive the execution and delivery of this Loan Agreement until the termination hereof and the indefeasible satisfaction in full of all Obligations.

15. WAIVER OF JURY TRIAL. Our legal counsel has advised us that (i) there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising out of this Loan Agreement and (ii) such constitutional right may be waived. After consultation with our counsel (which has included our counsel's review of this Loan Agreement), we believe that it is in our best interest in this commercial transaction to waive such right. Accordingly, we hereby waive our right to a jury trial, and further agree that the best forum for hearing any claim, dispute or lawsuit, if any, arising in connection with this Loan Agreement or our relationship with you, shall be a court of competent jurisdiction sitting without a jury.

16. JURISDICTION. We hereby irrevocably submit to the exclusive jurisdiction of the Macomb County Circuit Court of the State of Michigan in any action or proceeding arising out of or relating to this Loan Agreement and we hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such court. We irrevocably consent to the service of any and all process in any such action or proceeding brought in Macomb County Circuit Court (and to the receipt of any and all notices hereunder) by the delivery of copies of such process to us at the address indicated herein.

17. NO ORAL AGREEMENTS. We acknowledge that this Loan Agreement represents the final agreement between you and us and the terms of such documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements that may have or will be exchanged between you (including your officers, employees and agents) and us.

Very truly yours,

M LINE HOLDINGS, INC.
a Nevada corporation

By: ______________________________________

Its: ___________________________

E M TOOL, INC., D/B/A
ELITE MACHINE TOOL CO.
a California corporation

By: ______________________________________

Its: ___________________________

ERAN ENGINEERING, INC.
a California corporation

By: ______________________________________

Its: ___________________________

Accepted on: October 8, 2012

UTICA LEASECO, LLC,
a Florida limited liability company

By:____________________________
David K. Levy
Its: President

CREDIT LOAN NOTE

$520,150.00

Due Date: October 8, 2016 | Dated: October 8, 2012

FOR VALUE RECEIVED, the undersigned ("Borrower), promises to pay to the order of **UTICA LEASECO, LLC,** a Florida limited liability company (the "Lender"), at its office at 44225 Utica Road, Utica, Michigan 48317, or at such other place as Lender may designate in writing, the principal sum of Five Hundred Twenty Thousand One Hundred Fifty and No/100 ($520,150.00) Dollars, or such lesser sum as shall have been advanced by Lender to Borrower pursuant to that certain Loan and Security Agreement dated as of October 8, 2012, between Borrower and Lender (which, together with all amendments and modifications thereof, is hereinafter referred to as the "Loan Agreement"), plus interest as hereinafter provided, all lawful money of the United States of America, in accordance with the terms hereof.

The unpaid principal balance of this Credit Loan Note ("Note") shall bear interest in an amount equal to the greater of: (i) three and three-tenths (3.3%) percent; and (ii) the 6 Month LIBOR interest rate; plus ten and one-half (10.5%) percent (the "Interest Rate"). The 6 Month LIBOR interest rate is the rate of interest determined by Lender at which deposits in United States dollars are offered for a 6 month period as of the last day of May (for adjusted payments effective after June 30) and the last day of November (for adjusted payments effective after December 31) as determined from the Wall Street Journal website www.wsjprimerate.us/libor/index.html, or its equivalent. Interest shall be computed on the aggregate principal balance outstanding from time to time on the basis of a three hundred sixty (360) day year, but shall be charged for the actual number of days within the period for which interest is being charged. The Interest Rate shall be adjusted based upon movements in the 6 Month LIBOR interest rate.

The Borrower shall repay the Note in forty-eight (48) consecutive monthly installments computed as follows: (i) forty-eight (48) equal payments of Ten Thousand Eight Hundred Thirty Six and 46/100 ($10,836.46) Dollars each, plus (ii) forty-eight (48) payments of an amount equal to the Interest Rate multiplied by the declining balance of the principal of the Note, commencing November 8, 2012. Attached is a Schedule to illustrate the Note amortization in monthly installments assuming that the Interest Rate did not change during the term of the Note and assuming that no event of default has occurred during the term of the Note or Loan Agreement.

Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks. Borrower shall pay to Lender a late charge of five percent (5%) of any monthly payment not received by Lender within five (5) calendar days after said payment is due, which late charge shall be payable on the next monthly payment date or on demand. Upon the Due Date or upon the occurrence of any Default specified in the Loan Agreement, Lender, without prior notice to Borrower, may declare the entire unpaid principal balance of this Note and all accrued interest, together with all other indebtedness of Borrower to Lender, to be immediately due and payable. Upon the occurrence of any Default specified in the Loan Agreement and while such Default is continuing, the unpaid principal balance of this Note shall bear interest by substituting thirteen

and one-half (13.5%) percent for the ten and one-half (10.5%) percent number in the calculation of the Interest Rate. Borrower agrees to pay all of the Lender's costs incurred in the collection of this Note as provided in the Loan Agreement.

Borrower shall pay to Lender, when due, the amount, if any, necessary to pay the Annual Re-Inspection Fee as set forth in the Loan Agreement. At such time as Borrower pays the balance of the Note or terminates the Loan Agreement, whether voluntarily or involuntarily, Borrower shall pay to Lender the Deferred Interest as set forth in the Loan Agreement. In addition, Borrower shall pay to Lender: (i) upon the execution of this Note, the Deferred Interest Deposit as set forth in the Loan Agreement; and (ii) a Thirty-Five and No/100 ($35.00) Dollar charge for any checks returned due to insufficient funds.

Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only. Upon any Default, neither the failure of the Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of the Lender to demand strict performance of any other obligation of the Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable hereunder.

Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution. The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party. This Note and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in the final determination, deem applicable hereto. In the event that a court determines that Lender has received interest or other charges hereunder in excess of the highest rate applicable hereto, Lender shall either, in its sole discretion, promptly apply such amounts to the principal due hereunder or refund such amount to Borrower and the provisions herein shall be deemed amended to provide for such permissible rate.

Borrower waives its right to a jury trial and further agrees that the best forum for hearing any claim, dispute or lawsuit, if any, arising in connection with this Note or its relationship with Lender, shall be a court of competent jurisdiction sitting without a jury.

Borrower hereby irrevocably submits to the exclusive jurisdiction of the Macomb County Circuit Court of the State of Michigan in any action or proceeding arising out of or relating to this Note and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such Court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in Macomb County

Circuit Court (and to the receipt of any and all notices hereunder) by the delivery of copies of such process to Borrower in accordance with the Notice provisions in the Loan Agreement.

This Note is issued pursuant to the terms of the Loan Agreement and is secured by the Collateral, as defined in the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement are hereby made a part of this Note and are hereby incorporated by reference.

"BORROWER"

M LINE HOLDINGS, INC.
a Nevada corporation

By: ______________________________

Its: ______________________

E M TOOL, INC., D/B/A
ELITE MACHINE TOOL CO.
a California corporation

By: ______________________________

Its: ______________________

ERAN ENGINEERING, INC.
a California corporation

By: ______________________________

Its: ______________________